CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
Monarch Daily Assets Cash Fund:


We consent to the use of our report dated October 17, 2003 incorporated herein by reference and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                                    /s/ KPMG LLP

Boston, Massachusetts
September 29, 2004